Exhibit 99.1

Callaway Golf Company Announces Record Financial Results For Second Quarter And First Half 2021

FULL YEAR 2021 OUTLOOK REFLECTS OUTPERFORMANCE IN ALL SEGMENTS

- Q2 2021 consolidated net revenue increased $617 million (+208%) to $914 million

- Golf equipment and soft goods revenue increased 98% to a record $588 million

- Topgolf overperformed with $325 million in revenue

- Q2 2021 net income of $92 million on a GAAP basis

- Q2 2021 Adjusted EBITDA increased $135 million (+464%) to $164 million

- Provides full year 2021 and third quarter guidance, including full year revenue of $3,025 to $3,055 million and Adjusted EBITDA of $345 to $360 million

CARLSBAD, Calif., Aug. 9, 2021 /PRNewswire/ -- Callaway Golf Company (the "Company" or "Callaway") (NYSE: ELY) announced today its financial results for the second quarter ended June 30, 2021.

"I am very pleased with our performance in the second quarter of 2021 with record revenue and Adjusted EBITDA in our golf equipment and apparel businesses, as well as Topgolf results that continue to exceed our expectations," commented Chip Brewer, President and Chief Executive Officer of Callaway. "These results reflect the strong momentum and exceptional operating performance across all of our business segments and underscore the strong consumer demand for our products and services. We are encouraged to see that the interest in the sport of golf remains at all-time highs among both experienced golfers and new entrants to the sport."

"As we look ahead to the second half of 2021 and beyond, we are confident that our unique portfolio of businesses is well positioned for long-term growth," continued Mr. Brewer. "While in the short-term we will experience some lingering supply constraints and other challenges caused by the pandemic, we believe that these challenges will be manageable given current demand levels and actions we are taking to mitigate the impact. Our best estimate of these impacts is included in the guidance we are providing today, and we expect to deliver excellent financial results for the full year. All in all, we are excited about the long-term trends in our golf and outdoor apparel businesses, as well as the growth opportunities for Topgolf, all of which will continue to drive shareholder value."

GAAP AND NON-GAAP RESULTS

In addition to the Company's results prepared in accordance with GAAP, the Company provided information on a non-GAAP basis. The manner in which this non-GAAP information is derived is discussed further toward the end of this release, and the Company has provided in the tables to this release a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

SUMMARY OF FINANCIAL RESULTS

The Company announced the following GAAP and non-GAAP financial results for the second quarter and first half of 2021 (in millions, except EPS):

GAAP RESULTS
	Q2 2021	Q2 2020	Change	First Half 2021	First Half 2020	Change
Net Revenue	$914	$297	$617	$1,565	$739	$826
Income from Operations	$107	($177)	$284	$183	($137)	$320
Other Income/(Expense), net	($31)	$2	($33)	$213	($1)	$214
Income (Loss) before Income Taxes	$76	($176)	$252	$396	($138)	$534
Net Income (Loss)	$92	($168)	$260	$364	($139)	$503
Earnings (Loss) Per Share - diluted	$0.47	($1.78)	$2.25	$2.28	($1.47)	$3.75

NON-GAAP RESULTS
	Q2 2021	Q2 2020	Change	First Half 2021	First Half 2020	Change
Net Revenue	$914	$297	$617	$1,565	$739	$826
Income from Operations	$118	$4	$114	$215	$47	$168
Other Income/(Expense), net	($27)	$3	($30)	($33)	$1	($34)
Income (Loss) before Income Taxes	$91	$7	$84	$182	$48	$134
Net Income (Loss)	$70	$5	$65	$147	$36	$111
Earnings (Loss) Per Share - diluted	$0.36	$0.06	$0.30	$0.92	$0.38	$0.54
Adjusted EBITDA	$164	$29	$135	$292	$89	$203

Second Quarter 2021 Financial Highlights

  Net revenue increase was driven by higher-than-expected strength across both the Golf Equipment and Apparel, Gear & Other segments, as demand remained high for golf and outdoor activities. In addition, Topgolf, which merged with the Company in March 2021, also contributed to strong, higher-than-expected revenue growth.

  Non-GAAP income from operations increase was led by a $96 million increase in income from operations from the Company's Golf Equipment and Apparel, Gear & Other businesses as well as an incremental $24 million from the addition of the Topgolf business for the full second quarter.

  Non-GAAP other income/(expense), net decreased $30 million primarily due to a $14 million increase in interest expense related to the addition of Topgolf as well as last year's $11 million gain from the settlement of a cross currency swap arrangement.

  Fully diluted shares were 194 million shares of common stock in the second quarter of 2021, an increase of 100 million shares compared to 94 million shares in the second quarter of 2020. The increased share count is primarily related to the issuance of additional shares in connection with the Topgolf merger.

  Adjusted EBITDA increase was driven by a $78 million increase in the Company's Golf Equipment and Apparel, Gear & Other businesses and the addition of $57 million from the Topgolf business.

SEGMENT RESULTS

As a result of the Topgolf merger, the Company now has three operating segments, namely Golf Equipment; Apparel, Gear and Other; and Topgolf. The Company evaluates the performance of its operating segments based on segment operating income. Management uses total segment operating income as a measure of its operational performance, excluding corporate overhead and certain non-recurring and non-cash charges and benefits. The Company believes that information about total segment operating income allows investors to better evaluate operating results and changes in results without these non-operational factors.

The following is a reconciliation of income before income taxes to total segment operating income (in millions) for the second quarter and first half of 2021 and 2020:

	Q2 2021	Q2 2020	Change	First Half 2021	First Half 2020	Change
Total segment operating income	$138	$17	$121	$247	$72	$175
Reconciling items*	($31)	($195)	$164	($64)	($209)	$145
Income from Operations	$107	($177)	$284	$183	($137)	$320
Gain on Topgolf Investment	-	-	-	$253	-	$253
Interest Expense	($29)	($12)	($17)	($46)	($21)	($25)
Other Income	($3)	$14	($17)	$7	$20	($14)
Income before income taxes	$76	($176)	$252	$396	($138)	$534
*Reconciling items exclude corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

Second Quarter 2021 Segment Highlights

  Golf equipment
    Revenue increased 91% year-over-year and 37% compared to second quarter 2019 pre-pandemic levels, driven by the continued surge in golf demand and participation, successful launch of the new EPIC line of woods and APEX line of irons and the continued success of the Chrome Soft line of golf balls, as compared to the Company's operations and golf retail being significantly impacted by restrictions and shutdowns due to the pandemic for the majority of the second quarter of 2020
    Both the golf club and golf ball products saw significant growth year-over-year, with golf club sales increasing 105% and golf ball sales increasing 51%
    Segment operating income increased 236% due to the increased revenue, operating expense leverage and favorable foreign currency exchange rates

  Apparel, Gear and Other
    Revenue increased 115% year-over-year, driven by a 152% increase in apparel sales as well as an 88% increase in gear, accessories and other as all brands rebounded from the year ago quarter, which was severely impacted by shutdowns due to the pandemic
    Compared to second quarter 2019 pre-pandemic levels, revenue increased 21%
    TravisMathew experienced significant growth in the quarter as momentum in demand for the brand continued to increase, while Jack Wolfskin and Callaway's soft goods business also increased amid continued consumer demand for golf and outdoor products
    Jack Wolfskin showed resiliency, despite most European retail locations being negatively impacted by COVID-19 restrictions for a significant portion of the second quarter of 2021
    Operating income for the apparel, gear and other segment increased $28 million to $16 million in the second quarter of 2021 compared to a $12 million loss in the second quarter of 2020, driven by the increased sales and fixed cost leverage and grew $4 million versus the second quarter of 2019

  Topgolf
    Contributed $325 million of revenue and $24 million of segment operating income in the second quarter of 2021
    Same venue sales increased to the low 90s as a percent of 2019 levels
    Opened six new domestic locations in the first six months of 2021, including four locations opened during second quarter 2021

The table below provides the breakout of segment revenues and segment operating income for the second quarter and first half of 2021:

Segment Net Revenue	Q2 2021	Q2 2020	Change	First Half 2021	First Half 2020	Change
Golf Equipment	$401	$210	$191	$778	$502	$276
Apparel, Gear & Other	$187	$87	$100	$369	$238	$131
Topgolf	$325	-	$325	$418	-	$418
Total Segment Net Revenue	$914	$297	$617	$1,565	$739	$826

Total Segment Operating Income	Q2 2021	Q2 2020	Change	First Half 2021	First Half 2020	Change
Golf Equipment % of segment revenue	$98 24.4%	$29 13.9%	$69 1,050 bps	$183 23.5%	$88 17.5%	$95 600 bps
Apparel, Gear & Other % of segment revenue	$16 8.4%	($12) (13.5%)	$28 2,190 bps	$36 9.8%	($16) -6.5%	$52 1,630 bps
Topgolf % of segment revenue	$24 7.4%	- -	$24 -	$28 6.7%	- -	$28 -
Total segment operating income % of total net revenue	$138 15.1%	$17 5.9%	$121 920 bps	$247 15.8%	$72 9.8%	$175 600 bps

BUSINESS OUTLOOK

The third quarter and full year 2021 projections set forth below are based on the Company's best estimates at this time. They include the estimated impact of certain factors, including (1) ongoing uncertainty due to the impact of COVID-19 on the supply chain, (2) changes in foreign currency effects, which are estimated to have a positive full year impact of $36 million on net sales, and (3) increased freight costs. In addition, due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported full year financial results will only include 10 months of Topgolf results in 2021 and therefore will not include January and February results which were in the aggregate $142.9 million in revenue and $2.3 million in Adjusted EBITDA.

	FULL YEAR 2021			THIRD QUARTER 2021
(in millions)	2021 Estimate	2020 Results	2019 Results	Q3 2021 Estimate	Q3 2020 Results	Q3 2019 Results
Net Revenue	$3,025 – $3,055	$1,590	$1,701	$775 - $790	$476	$426
Adjusted EBITDA	$345 – $360	$163	$210	$51 - $58	$87	$57

Net Revenue: Full year 2021 net revenue estimate assumes continued positive demand fundamentals for Callaway's Golf Equipment and Apparel, Gear and Other segments, along with Topgolf segment revenue for the 10 months beginning March 8, 2021 approaching 2019 full year levels of $1,060 million. The outlook also assumes $55 million of revenue risk due to short-term supply chain constraints, almost all of which occurs in third quarter 2021.

Adjusted EBITDA: Full year 2021 Adjusted EBITDA estimate assumes the Topgolf segment will deliver over $100 million in Adjusted EBITDA for the 10 months beginning March 8, 2021. The outlook takes into account elevated freight costs in the second half of 2021, as well as non-GAAP operating expenses that are approximately $100 million higher than full year 2019 non-GAAP operating expenses primarily due to cost of living and inflationary pressures over two years, the impact of foreign currency changes and investment back into the Company's business. This estimate for non-GAAP operating expenses is $20 to $30 million higher than the Company's initial expectations at the beginning of the year and is related primarily to accelerated investments in the apparel business and variable costs associated with the strong performance of the business this year.

ADDITIONAL INFORMATION AND DISCLOSURES

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. Pacific time today, August 9, 2021, to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at http://ir.callawaygolf.com/. A replay of the conference call will be available approximately two hours after the call ends, and will remain available through 9:00 p.m. Pacific time on August 16, 2021. The replay may be accessed through the Internet at http://ir.callawaygolf.com/.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's financial results or projected financial results on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, severance costs related to the Company's cost-reduction initiatives, and other non-recurring costs, including costs related to the merger and integration with Topgolf, transition to the Company's new North American Distribution Center, implementation of new IT systems, the cumulative $6 million non-cash valuation allowance recorded against certain of the Company's deferred tax assets as a result of the Topgolf merger, the $253 million non-cash gain as the result of the Company's prior equity position in Topgolf, the $174 million non-cash impairment charge related to the Jack Wolfskin goodwill and trade name, as well as non-cash amortization of the debt discount related to the Company's convertible notes.

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.

In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business with regard to these items. The Company has provided reconciling information in the attached schedules.

Definitions

Same venue sales. Callaway defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company's and Topgolf's financial outlook for the full year and third quarter of 2021 (including revenue, Adjusted EBITDA and operating expenses), continued impact of the COVID-19 pandemic on the Company's business and the Company's ability to improve and recover from such impact, impact of any measures taken to mitigate the effect of the pandemic, strength and demand of the Company's products and services, continued brand momentum, demand for golf and outdoor apparel, continued investments in the business, increases in shareholder value, post-pandemic consumer trends and behavior, future industry and market conditions, the benefits of the Topgolf merger, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations from additional regulatory restrictions in response to the COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary "social distancing" that affects employees, customers and suppliers; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and ongoing impact of the COVID-19 pandemic, and related decreases in customer demand/spending and ongoing increases in operating and freight costs and supply constraints; the Company's level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company's business; consumer acceptance of and demand for the Company's and its subsidiaries' products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company's and its subsidiaries' products and services or on the Company's ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; and a decrease in participation levels in golf generally, during or as a result of the COVID-19 pandemic. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is an unrivaled tech-enabled golf company delivering leading golf equipment, apparel and entertainment, with a portfolio of global brands including Callaway Golf, Topgolf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories, and provides world-class golf entertainment experiences through Topgolf, its wholly-owned subsidiary. For more information please visit www.callawaygolf.com, www.topgolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Investor Contacts
Brian Lynch
Lauren Scott
(760) 931-1771
invrelations@callawaygolf.com

CALLAWAY GOLF COMPANY CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited) (In thousands)

	June 30, 2021	December 31, 2020
ASSETS

Current assets:
Cash and cash equivalents	$415,204	$366,119
Restricted Cash	2,469	—
Accounts receivable, net	325,275	138,482
Inventories	335,346	352,544
Other current assets	175,756	55,482
Total current assets	1,254,050	912,627

Property, plant and equipment, net	1,264,886	146,495
Operating lease right-of-use assets, net	1,057,225	194,776
Intangible assets, net	3,578,545	540,997
Other assets	117,128	185,705
Total assets	$7,271,834	$1,980,600

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$426,577	$276,209
Accrued employee compensation and benefits	95,427	30,937
Asset-based credit facilities	21,438	22,130
Current operating lease liabilities	55,492	29,579
Construction advances	63,636	—
Deferred revenue	83,580	2,546
Other current liabilities	41,482	29,871
Total current liabilities	787,632	391,272

Long-term debt	1,064,429	650,564
Long-term operating leases	1,174,780	177,996
Deemed landlord financing	263,219	—
Long-term liabilities	242,311	85,124
Total Callaway Golf Company shareholders' equity	3,739,463	675,644
Total liabilities and shareholders' equity	$7,271,834	$1,980,600

CALLAWAY GOLF COMPANY CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,
	2021	2020
Net revenues:
Products	$591,410	$296,996
Services	322,231	—
Total net revenues	913,641	296,996

Costs and expenses:
Cost of products	315,008	174,941
Cost of services, excluding depreciation and amortization	42,786	—
Other venue expenses	202,339	—
Selling, general and administrative expense	221,124	115,215
Research and development expense	20,271	10,020
Goodwill and tradename impairment	—	174,269
Venue pre-opening costs	4,844	—
Total costs and expenses	806,372	474,445

Income (loss) from operations	107,269	(177,449)
Other income (expense), net	(31,378)	1,834
Income tax benefit	(15,853)	(7,931)
Net income (loss)	$91,744	$(167,684)

Earnings (loss) per common share:
Basic	$0.50	$(1.78)
Diluted	$0.47	$(1.78)
Weighted-average common shares outstanding:
Basic	185,225	94,141
Diluted	194,334	94,141

	Six Months Ended June 30,
	2021	2020
Net revenues:
Products	$1,151,368	$739,272
Services	413,894	—
Total net revenues	1,565,262	739,272

Costs and expenses:
Cost of products	625,638	421,543
Cost of services, excluding depreciation and amortization	53,771	—
Other venue expenses	267,776	—
Selling, general and administrative expense	395,004	256,969
Research and development expense	33,016	23,260
Goodwill and tradename impairment	—	174,269
Venue pre-opening costs	6,689	—
Total costs and expenses	1,381,894	876,041

Income (loss) from operations	183,368	(136,769)
Gain on Topgolf investment	252,531	—
Other income (expense), net	(39,804)	(801)
Income tax provision	31,890	1,220
Net income (loss)	$364,205	$(138,790)

Earnings (loss) per common share:
Basic	$2.40	$(1.47)
Diluted	$2.28	$(1.47)
Weighted-average common shares outstanding:
Basic	151,541	94,225
Diluted	159,639	94,225

On March 8, 2021, the Company completed its merger with Topgolf International, Inc. ("Topgolf") and has included the results of operations for Topgolf in its consolidated condensed statement of operations from that date forward. Additionally, the Company has modified the presentation of its consolidated condensed statement of operations for the three and six months ended June 30, 2021 and 2020 to provide investors with additional information to assess the performance of the combined entity.

CALLAWAY GOLF COMPANY CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (Unaudited) (In thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$364,205	$(138,790)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	63,542	18,357
Lease amortization expense	26,896	16,313
Amortization of debt issuance costs	2,618	1,823
Debt discount amortization	6,527	1,483
Impairment loss	—	174,269
Deferred taxes, net	28,067	8,684
Non-cash share-based compensation	15,648	4,794
Loss on disposal of long-lived assets	100	123
Gain on Topgolf investment	(252,531)	—
Unrealized net gains on hedging instruments and foreign currency	(5,048)	(14,059)
Acquisition costs	(16,199)	—
Changes in assets and liabilities	(133,358)	(93,318)
Net cash provided by (used in) operating activities	100,467	(20,321)

Cash flows from investing activities:
Cash acquired in merger	171,294	—
Capital expenditures	(120,833)	(25,097)
Note receivable, net of discount	—	(5,234)
Net cash provided by (used in) investing activities	50,461	(30,331)

Cash flows from financing activities:
Repayments of credit facilities, net	(110,757)	(89,029)
Proceeds from lease financing	24,799	—
Exercise of stock options	18,403	130
Acquisition of treasury stock	(12,538)	(21,953)
Repayments of long-term debt	(12,029)	(5,504)
Debt issuance cost	(5,441)	(9,119)
Payment on contingent earn-out obligation	(3,577)	—
Repayments of financing leases	(200)	(206)
Dividends paid	(3)	(1,891)
Proceeds from issuance of convertible notes	—	258,750
Proceeds from issuance of long-term debt	—	9,766
Premium paid for capped call confirmations	—	(31,775)
Net cash (used in) provided by financing activities	(101,343)	109,169
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,969	(767)
Net increase in cash, cash equivalents and restricted cash	51,554	57,750
Cash, cash equivalents and restricted cash at beginning of period	366,119	106,666
Cash, cash equivalents and restricted cash at end of period	$417,673	$164,416

CALLAWAY GOLF COMPANY Consolidated Net Sales and Operating Segment Information (Unaudited) (In thousands)

	Net Revenues by Product Category(2)
	Three Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Golf Clubs	$319,973	$156,040	$163,933	105.1%	99.6%
Golf Balls	81,286	53,903	27,383	50.8%	46.9%
Apparel	91,413	36,302	55,111	151.8%	144.6%
Gear and Other	95,516	50,751	44,765	88.2%	82.5%
Venues	303,424	—	303,424	100.0%	100.0%
Topgolf Other	22,029	—	22,029	100.0%	100.0%
Total net revenue	$913,641	$296,996	$616,645	207.6%	201.5%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.
(2) On March 8, 2021, the Company completed its merger with Topgolf. Accordingly, the Company's revenue categories for 2021 were expanded to include Topgolf's revenue categories.

	Net Sales by Region
	Three Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
United States	$642,757	$171,714	$471,043	274.3%	274.3%
Europe	120,999	50,074	70,925	141.6%	118.7%
Japan	61,861	24,640	37,221	151.1%	155.3%
Rest of World	88,024	50,568	37,456	74.1%	58.5%
Total net revenue	$913,641	$296,996	$616,645	207.6%	201.5%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Golf Equipment	$401,259	$209,943	$191,316	91.1%	86.1%
Apparel, Gear and Other	186,929	87,053	99,876	114.7%	108.4%
Topgolf	325,453	$—	325,453	100.0%	100.0%
Total net revenue	$913,641	$296,996	$616,645	207.6%	201.5%

Segment operating income (loss):
Golf Equipment	$98,089	$29,181	$68,908	236.1%
Apparel, Gear and Other	15,668	(11,711)	27,379	233.8%
Topgolf	24,204	—	24,204	100.0%
Total segment operating income	137,961	17,470	120,491	689.7%
Corporate G&A and other(2)	(30,692)	(20,650)	(10,042)	-48.6%
Goodwill and tradename impairment(3)	—	(174,269)	174,269	100.0%
Total operating income (loss)	107,269	(177,449)	284,718	160.5%
Interest expense, net	(28,876)	(12,163)	(16,713)	-137.4%
Other income (expense), net	(2,502)	13,997	(16,499)	-117.9%
Total income (loss) before income taxes	$75,891	$(175,615)	$251,506	143.2%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including  non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for 2021 includes (i) $2.5 million of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, (ii) $6.2 million of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases, and (iii) $0.8 million of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for the second quarter of 2020 includes (i) $3.7 million of severance charges associated with workforce reductions due to the COVID-19 pandemic, and (ii) $1.8 million of non-recurring costs associated with the Company's transition to the new North America Distribution Center and costs related to the implementation of new IT systems for Jack Wolfskin.

(3) Represents an impairment charge related to Jack Wolfskin recognized in the second quarter of 2020.

CALLAWAY GOLF COMPANY Consolidated Net Sales and Operating Segment Information (Unaudited) (In thousands)

	Net Revenues by Product Category(2)
	Six Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Golf Clubs	$636,326	$407,264	$229,062	56.2%	52.4%
Golf Balls	141,815	94,340	47,475	50.3%	46.7%
Apparel	186,703	113,592	73,111	64.4%	58.3%
Gear and Other	182,328	124,076	58,252	46.9%	41.8%
Venues	388,594	—	388,594	100.0%	100.0%
Topgolf Other	29,496	—	29,496	100.0%	100.0%
Total net revenue	$1,565,262	$739,272	$825,990	111.7%	107.0%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.
(2) On March 8, 2021, the Company completed its merger with Topgolf. Accordingly, the Company's revenue categories for 2021 were expanded to include Topgolf's revenue categories.

	Net Sales by Region
	Six Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
United States	$1,030,979	$389,217	$641,762	164.9%	164.9%
Europe	229,344	146,793	82,551	56.2%	42.5%
Japan	133,747	101,987	31,760	31.1%	30.5%
Rest of World	171,192	101,275	69,917	69.0%	55.2%
Total net revenue	$1,565,262	$739,272	$825,990	111.7%	107.0%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

	Operating Segment Information
	Six Months Ended June 30,		Growth		Non-GAAP Constant Currency vs. 2020(1)
	2021	2020	Dollars	Percent	Percent
Net revenues:
Golf Equipment	$778,141	$501,604	$276,537	55.1%	51.3%
Apparel, Gear and Other	369,031	237,668	131,363	55.3%	49.7%
Topgolf	418,090	$—	418,090	100.0%	100.0%
Total net revenue	$1,565,262	$739,272	$825,990	111.7%	107.0%

Segment operating income (loss):
Golf Equipment	$183,010	$87,801	$95,209	108.4%
Apparel, Gear and Other	36,158	(15,510)	51,668	333.1%
Topgolf	28,158	—	28,158	100.0%
Total segment operating income	247,326	72,291	175,035	242.1%
Corporate G&A and other(2)	(63,958)	(34,791)	(29,167)	83.8%
Goodwill and tradename impairment(3)	—	(174,269)	174,269	100.0%
Total operating income (loss)	183,368	(136,769)	320,137	234.1%
Gain on Topgolf investment(4)	252,531	—	252,531	100.0%
Interest expense, net	(46,333)	(21,278)	(25,055)	-117.8%
Other income, net	6,529	20,477	(13,948)	-68.1%
Total income before income (loss) taxes	$396,095	$(137,570)	$533,665	387.9%

(1) Calculated by applying 2020 exchange rates to 2021 reported sales in regions outside the U.S.

(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, including  non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for 2021 includes (i) $18.7 million of transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, (ii) $8.4 million of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf  property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases, and (iii) $1.5 million of costs related to the implementation of new IT systems for Jack Wolfskin. The amount for 2020 also includes (i) $3.4 million of non-recurring costs associated with the Company's transition to the new North America Distribution Center, as well as costs related to the implementation of new IT systems for Jack Wolfskin, and (ii) $3.7 million of severance charges associated with workforce reductions due to the COVID-19 pandemic.

(3) Represents an impairment charge related to Jack Wolfskin recognized in the second quarter of 2020.
(4) Amount represents a gain recorded to write-up the Company's former investment in Topgolf to its fair value in connection with the merger.

CALLAWAY GOLF COMPANY Consolidated Net Sales and Operating Segment Information (Unaudited) (In thousands)

	Operating Segment Information
	Three Months Ended June 30,		Growth		Six Months Ended June 30,		Growth
	2021	2019	Dollars	Percent	2021	2019	Dollars	Percent
Net revenues:
Golf Equipment	$401,259	$292,353	$108,906	37.3%	$778,141	$615,972	$162,169	26.3%
Apparel, Gear and Other	186,929	154,355	32,574	21.1%	369,031	346,933	22,098	6.4%
Topgolf	325,453	—	325,453	100.0%	418,090	—	418,090	100.0%
Total net revenue	$913,641	$446,708	$466,933	104.5%	$1,565,262	$962,905	$602,357	62.6%

Segment operating income:
Golf Equipment	$98,089	$55,665	$42,424	76.2%	$183,010	$125,658	$57,352	45.6%
Apparel, Gear and Other	15,668	11,314	4,354	38.5%	36,158	34,033	2,125	6.2%
Topgolf	24,204	—	24,204	100.0%	28,158	—	28,158	100.0%
Total segment operating income	137,961	66,979	70,982	106.0%	247,326	159,691	87,635	54.9%
Corporate G&A and other(1)	(30,692)	(21,780)	(8,912)	-40.9%	(63,958)	(44,856)	(19,102)	-42.6%
Total operating income	107,269	45,199	62,070	137.3%	183,368	114,835	68,533	59.7%
Gain on Topgolf investment(2)	—	—	—	—%	252,531	—	252,531	100.0%
Interest expense, net	(28,876)	(10,260)	(18,616)	-181.4%	(46,333)	(19,899)	(26,434)	-132.8%
Other income/(expense), net	(2,502)	1,167	(3,669)	-314.4%	6,529	(773)	7,302	944.6%
Total income before income taxes	$75,891	$36,106	$39,785	110.2%	$396,095	$94,163	$301,932	320.6%

(1) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability including non-cash amortization expense for intangible assets acquired in connection with the Jack Wolfskin, TravisMathew and OGIO acquisitions. In addition, the amount for the three and six months ended June 30, 2021 includes (i) $2.5 million and $18.7 million, respectively, for transaction, transition and other non-recurring costs associated with the merger with Topgolf, (ii) $6.2 million and $8.4 million, respectively, of non-cash amortization expense for intangible assets acquired in connection with the merger with Topgolf, combined with depreciation expense from the fair value step-up of Topgolf  property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases, and (iii) $0.8 million and $1.5 million, respectively, of expenses related to the implementation of new IT systems for Jack Wolfskin. The amount for three and six months ended June 30, 2019 also includes (i) $5.3 million and $10.7 million, respectively, of amortization expense related to the fair value adjustment to Jack Wolfskin's inventory, and (ii) $1.4 million and $6.1 million, respectively, for transaction costs associated with the acquisition of Jack Wolfskin.

(2) Amount represents a gain recorded to write up the Company's former investment in Topgolf to its fair value in connection with the merger.

CALLAWAY GOLF COMPANY Supplemental Financial Information and Non-GAAP Reconciliation (Unaudited) (In thousands)

	Three Months Ended June 30,
	2021						2020
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Acquisition & Other Non-Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP	GAAP	Non-Cash Amortization and Impairment Charges(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non-Recurring Items(3)	Non- GAAP(5)
Net revenues	$913,641	$—	$—	$—	$—	$913,641	$296,996	$—	$—	$—	$296,996
Total costs and expenses	806,372	7,453	—	3,274	—	795,645	474,445	175,447	—	5,889	293,109
Income (loss) from operations	107,269	(7,453)	—	(3,274)	—	117,996	(177,449)	(175,447)	—	(5,889)	3,887
Other income/(expense), net	(31,378)	(1,459)	(2,598)	(306)	—	(27,015)	1,834	—	(1,499)	—	3,333
Income tax provision (benefit)	(15,853)	(2,139)	(624)	(859)	(32,743)	20,512	(7,931)	(8,195)	(345)	(1,355)	1,964
Net income (loss)	$91,744	$(6,773)	$(1,974)	$(2,721)	$32,743	$70,469	$(167,684)	$(167,252)	$(1,154)	$(4,534)	$5,256

Diluted earnings (loss) per share:	$0.47	($0.03)	($0.01)	($0.02)	$0.17	$0.36	($1.78)	($1.78)	($0.01)	($0.05)	$0.06
Weighted-average shares outstanding:	194,334	194,334	194,334	194,334	194,334	194,334	94,141	94,141	94,141	94,141	95,294

(1) Represents non-cash amortization expense of intangible assets in connection with the acquisitions of OGIO, TravisMathew and Jack Wolfskin. 2021 also includes non-cash amortization of Topgolf intangible assets, depreciation expense from the fair value step-up of Topgolf  property, plant and equipment and amortization expense related to the fair value adjustments to Topgolf leases and Topgolf debt, all recorded in connection with the Topgolf merger. 2020 also includes an impairment charge of $174.3 million related to Jack Wolfskin intangibles.

(2) Represents the non-cash amortization of the debt discount on the Company's convertible notes issued in May 2020.

(3) Acquisition and other non-recurring items in 2021 include transaction, transition and non-recurring costs associated with the Topgolf merger and costs related to the implementation of new IT systems for Jack Wolfskin. In 2020, non-recurring items include costs associated with the Company's transition to its new North America Distribution Center, implementation costs related to new IT systems for Jack Wolfskin, and severance charges associated with workforce reductions due to the COVID-19 pandemic.

(4) Represents the release of a portion of the valuation allowance attributable to certain Topgolf net operating losses.

(5)  Non-GAAP diluted earnings per share for the three months ended June 30, 2020 was calculated using the diluted weighted average outstanding shares, as earnings on a non-GAAP basis resulted in net income after giving effect to pro forma adjustments.

CALLAWAY GOLF COMPANY Supplemental Financial Information and Non-GAAP Reconciliation (Unaudited) (In thousands)

	Six Months Ended June 30,
	2021						2020
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Acquisition & Other Non-Recurring Items(3)	Tax Valuation Allowance(4)	Non- GAAP	GAAP	Non-Cash Amortization and Impairment Charges(1)	Non-Cash Amortization of Discount on Convertible Notes(2)	Other Non-Recurring Items(3)	Non- GAAP(5)
Net revenues	$1,565,262	$—	$—	$—	$—	$1,565,262	$739,272	$—	$—	$—	$739,272
Total costs and expenses	1,381,894	10,966	—	20,211	—	1,350,717	876,041	176,626	—	7,438	691,977
Income (loss) from operations	183,368	(10,966)	—	(20,211)	—	214,545	(136,769)	(176,626)	—	(7,438)	47,295
Other income/(expense), net	212,727	(1,752)	(5,133)	252,126	—	(32,514)	(801)	—	(1,499)	—	698
Income tax provision (benefit)	31,890	(3,052)	(1,232)	(4,948)	6,184	34,938	1,220	(8,466)	(345)	(1,711)	11,742
Net income (loss)	$364,205	$(9,666)	$(3,901)	$236,863	$(6,184)	$147,093	$(138,790)	$(168,160)	$(1,154)	$(5,727)	$36,251

Diluted earnings (loss) per share:	$2.28	($0.06)	($0.02)	$1.48	($0.04)	$0.92	($1.47)	($1.78)	($0.01)	($0.06)	$0.38
Weighted-average shares outstanding:	159,639	159,639	159,639	159,639	159,639	159,639	94,225	94,225	94,225	94,225	94,485

(1) Represents non-cash amortization expense of intangible assets in connection with the acquisitions of OGIO, TravisMathew and Jack Wolfskin. 2021 also includes non-cash amortization of Topgolf intangible assets, depreciation expense from the fair value step-up of Topgolf  property, plant and equipment and expense related to the fair value adjustments to Topgolf leases and Topgolf debt, all recorded in connection with the Topgolf merger. 2020 also includes an impairment charge of $174.3 million related to Jack Wolfskin.

(2) Represents the non-cash amortization of the debt discount on the Company's convertible notes issued in May 2020.

(3) Acquisition and other non-recurring items in 2021 includes transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain on the Company's pre-merger investment in Topgolf,  and expenses related to the implementation of new IT systems for Jack Wolfskin. 2020 includes costs associated with the Company's transition to it's new North America Distribution Center, in addition to implementation costs related to new IT systems for Jack Wolfskin, and severance charges associated with workforce reductions due to the COVID-19 pandemic.

(4) Amount represents the net impact of changes in the Company's valuation allowance against certain of its deferred tax assets.

(5)  Non-GAAP diluted earnings per share for the six months ended June 30, 2020 was calculated using the diluted weighted average outstanding shares, as earnings on a non-GAAP basis resulted in net income after giving effect to pro forma adjustments.

CALLAWAY GOLF COMPANY Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands)

	2021 Trailing Twelve Month Adjusted EBITDA					2020 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2020	2020	2021	2021	Total	2019	2019	2020	2020	Total
Net income (loss)	$52,432	$(40,576)	$272,461	$91,744	$376,061	$31,048	$(29,218)	$28,894	$(167,684)	$(136,960)
Interest expense, net	12,727	12,927	17,457	28,876	71,987	9,545	9,049	9,115	12,163	39,872
Income tax provision (benefit)	5,360	(7,124)	47,743	(15,853)	30,126	2,128	(2,352)	9,151	(7,931)	996
Depreciation and amortization expense	10,311	10,840	20,272	43,270	84,693	8,472	9,480	8,997	9,360	36,309
JW goodwill and trade name impairment	—	—	—	—	—	—	—	—	174,269	174,269
Non-cash stock compensation expense	3,263	2,861	4,609	11,039	21,772	2,513	3,418	1,861	2,942	10,734
Non-cash lease amortization expense	(99)	(76)	872	2,103	2,800	(36)	(120)	264	207	315
Acquisitions & other non-recurring costs, before taxes(1)	2,858	8,607	(235,594)	3,274	(220,855)	3,009	4,090	1,516	5,856	14,471
Adjusted EBITDA	$86,852	$(12,541)	$127,820	$164,453	$366,584	$56,679	$(5,653)	$59,798	$29,182	$140,006

(1) In 2021, amounts include transaction, transition and other non-recurring costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company's former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin. In 2020, amounts include costs associated with the Company's transition to its new North America Distribution Center and the implementation of new IT systems for Jack Wolfskin, as well as $4.8 million of severance related to the Company's cost reduction initiatives.

CALLAWAY GOLF COMPANY Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands)

	2019 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	2019	2019	2019	2019	Total
Net income (loss)	$48,647	$28,931	$31,048	$(29,218)	$79,408
Interest expense, net	9,639	10,260	9,545	9,049	38,493
Income tax provision (benefit)	9,556	7,208	2,128	(2,352)	16,540
Depreciation and amortization expense	7,977	9,022	8,472	9,480	34,951
Non-cash stock compensation expense	3,435	3,530	2,513	3,418	12,896
Non-cash lease amortization expense	(140)	(9)	(36)	(120)	(305)
Acquisitions & other non-recurring costs, before taxes(1)	13,986	6,939	3,009	4,090	28,024
Adjusted EBITDA	$93,100	$65,881	$56,679	$(5,653)	$210,007

(1) Acquisitions and other non-recurring costs for the year ended December 31, 2019, include (i) $4.7 million of transaction costs associated with the acquisition of Jack Wolfskin, including banker's fees, legal fees, consulting and travel expenses; (ii) $5.5 million of costs associated with transitioning and reporting on the Jack Wolfskin business, including consulting fees, audit fees for SEC reporting requirements and valuation services associated with preparing Jack Wolfskin's opening balance sheet; (iii) the recognition of a $3.9 million foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iv) consulting fees to address an activist investor. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

CALLAWAY GOLF COMPANY 2021 Adjusted EBITDA Guidance (Unaudited) (In millions)

	Three Months Ended September 30, 2021	Twelve Months Ended December 31, 2021

Net (loss) income	$(32) - $(38)	$196 - $209

Adjusted EBITDA(1)	$51 - $58	$345 - $360

(1) Adjusted EBITDA excludes the following from forecasted net income: Interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, non-cash lease amortization expense, transaction and transition costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company's former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin.